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                                                                     EXHIBIT 2.6


                            ASSET TRANSFER AGREEMENT


                                     between


                          ERICSSON BUSINESS NETWORKS AB


                                       and



                       FLEXTRONICS INTERNATIONAL SWEDEN AB

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TABLE OF CONTENTS

1. PURCHASE AND SALE.......................................................................................    9

   1.1 AGREEMENT TO SELL AND PURCHASE......................................................................    9
      1.1.1 Included Assets................................................................................    9
      1.1.2 Excluded Assets...............................................................................    10

   1.2 THE PURCHASE PRICE ETC.............................................................................    11
      1.2.1 Purchase Price................................................................................    11
      1.2.2 Payment of Purchase Price.....................................................................    11

   1.3 ASSUMPTION OF LIABILITIES..........................................................................    12

   1.4 INTERIM AND CLOSING ASSET LISTS; ADJUSTMENT DATE...................................................    12
      1.4.1 Interim Asset List............................................................................    12
      1.4.2 Closing Asset List............................................................................    12
      1.4.3 Final Closing Asset List......................................................................    13
      1.4.4 The Adjustment Date...........................................................................    13

   1.5 EMPLOYEES..........................................................................................    13

2. CLOSING; ITEMS TO BE DELIVERED AT CLOSING..............................................................    13

   2.1 CLOSING............................................................................................    13

   2.2 TRANSFER OF TITLE AND POSSESSION; ITEMS TO BE DELIVERED AT CLOSING.................................    14
      2.2.1 Transfer of title and possession..............................................................    14
      2.2.2 Items to be delivered at Closing..............................................................    14
      2.2.3 Actions for Completion........................................................................    15

   2.3 THIRD PARTY CONSENT................................................................................    15

3. REPRESENTATIONS AND WARRANTIES.........................................................................    15

   3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER.......................................................    15
      3.1.1 Due Diligence.................................................................................    15
      3.1.2 Due Organization..............................................................................    15
      3.1.3 Authority.....................................................................................    16
      3.1.4 Assets........................................................................................    16
      3.1.5 Inventory and work orders.....................................................................    16
      3.1.6 Employees.....................................................................................    16
      3.1.7 Effect of Agreement...........................................................................    17

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
      3.1.8 Absence of Change.............................................................................    17
      3.1.9 Title to Assets...............................................................................    17
      3.1.10 Leased and Licensed Property and Assets......................................................    18
      3.1.11 Proprietary Rights...........................................................................    18
      3.1.12 Agreements, Etc..............................................................................    18
      3.1.13 Employees and Employee Plans.................................................................    18
      3.1.14 Environmental and Safety Matters.............................................................    19

   3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER....................................................    19
      3.2.1 Due Organization..............................................................................    19
      3.2.2 Authority.....................................................................................    19
      3.2.3 Plans for implementation and secure sourcing..................................................    19

4. AGREEMENTS PENDING CLOSING/COVENANTS...................................................................    20

   4.1 AGREEMENTS/COVENANTS OF SELLER PENDING THE CLOSING.................................................    20
      4.1.1 Actions of  Seller............................................................................    20
      4.1.2 Operations in the Ordinary Courses............................................................    20
      4.1.3 Maintenance of Physical Assets................................................................    20
      4.1.4 Employees and Business Relations..............................................................    20
      4.1.5 Maintenance of Insurances.....................................................................    20
      4.1.6 Compliance with Laws etc......................................................................    20
      4.1.7 Sale of Assets; Negotiations..................................................................    21
      4.1.8 Access........................................................................................    21
      4.1.9 Press releases................................................................................    21
      4.1.10 Competition Authorities......................................................................    21
      4.1.11 Information Systems..........................................................................    21

   4.2 AGREEMENTS OF PURCHASER PENDING THE CLOSING........................................................    21
      4.2.1 Actions of Purchaser..........................................................................    21
      4.2.2 Confidentiality...............................................................................    22
      4.2.3 Press Releases................................................................................    22
      4.2.4 Competition Authorities.......................................................................    22
      4.2.5 Information Systems ..........................................................................    22

5. CONDITIONS PRECEDENT TO THE CLOSING....................................................................    22

   5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER...............................................    22
      5.1.1 Compliance with this Agreement................................................................    22
      5.1.2 Material Adverse Changes......................................................................    23

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
      5.1.3 Information Systems...........................................................................    23
      5.1.4 Competition Authorities.......................................................................    23
      5.1.5 Representations and Warranties................................................................    23
      5.1.6 Legal opinion ................................................................................    23

   5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER...................................................    23
      5.2.1 Compliance with this Agreement................................................................    24
      5.2.2 Implementation Plan...........................................................................    24
      5.2.3 Lease Agreement, Service Agreement............................................................    24
      5.2.4 Information System............................................................................    24
      5.2.5 Competition Authorities.......................................................................    24
      5.2.6 Representations and Warranties................................................................    25
      5.2.7 Legal Opinion ................................................................................    25

6. INDEMNIFICATION........................................................................................    25

   6.1 GENERAL INDEMNIFICATION OBLIGATION OF THE SELLER...................................................    25

   6.2 GENERAL INDEMNIFICATION OBLIGATION OF PURCHASER....................................................    25

   6.3 METHOD OF ASSERTING CLAIMS, ETC....................................................................    26

   6.4 OTHER RIGHTS AND REMEDIES..........................................................................    26

   6.5 LIMITATION OF LIABILITY............................................................................    26

   6.6 TAX CONSEQUENCES...................................................................................    26

   6.7 MITIGATION OF LOSSES...............................................................................    26

   6.8 REDUCTION OF INDEMNITY.............................................................................    26

7. POST CLOSING MATTERS...................................................................................    27

   7.1 DISCHARGE OF OBLIGATIONS...........................................................................    27

   7.2 PAYMENTS AND OTHER PROPERTY RECEIVED...............................................................    27

   7.3 IS/IT..............................................................................................    27

   7.4 VEDEBY PLANT.......................................................................................    28

   7.5 INVENTORY..........................................................................................    28

   7.6 THIRD PARTY CONSENTS...............................................................................    28

   7.7 ACTIONS FOR THE COMPLETION OF THE TRANSFER.........................................................    29

   7.8 NEW EMPLOYMENT AND EMPLOYMENT CONDITIONS...........................................................    29

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
      7.8.1 Transfer of Employees.........................................................................    29
      7.8.2 Reimbursement for Compensation to Certain Employees...........................................    29
      7.8.3 Loans to employees............................................................................    30

   7.9 COMPENSATION FOR DEFECTS IN REAL PROPERTY..........................................................    30

   7.10 CONFIDENTIALITY OF SELLER.........................................................................    30

   7.11 CONFIDENTIALITY OF PURCHASER......................................................................    30

8. MISCELLANEOUS..........................................................................................    31

   8.1 EXPENSES...........................................................................................    31

   8.2 ENTIRE AGREEMENT...................................................................................    31

   8.3 ASSIGNMENT.........................................................................................    31

   8.4 NOTICES............................................................................................    31

   8.5 EXHIBITS...........................................................................................    32

   8.6 SEVERABILITY.......................................................................................    32

9. GOVERNING LAW AND ARBITRATION..........................................................................    32

   9.1 GOVERNING LAW......................................................................................    32

   9.2 ARBITRATION........................................................................................    32

10. ENTERING INTO FORCE...................................................................................    32

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                                                                               5

                            ASSET TRANSFER AGREEMENT

                  Dated as of February 12, 1997, by and between

Ericsson Business Networks AB, a company duly incorporated and existing under the laws of Sweden ("Seller"), and

Flextronics International Sweden AB, a company duly incorporated and existing under the laws of Sweden ("Purchaser"), with reference to the following recitals:

A. Seller is engaged, in part, in the manufacturing of complete integrated information networks for voice, data and multimedia in wired and mobile applications. Seller has carried on such manufacturing, referred to herein as the "Manufacturing Operations" using certain assets in Seller's premises in Vedeby and Verko in Karlskrona.

B. Purchaser, owned via Flextronics Holding AB by Flextronics International Ltd., a company which is engaged in the business of electronics manufacturing, materials procurement, printed circuit board design, logistics and other manufacturing services, desires to purchase all of the above described assets used in the Manufacturing Operations of Seller except for order administration, core unit supply and distribution.

C. Subject only to the limitation and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, Seller desires to sell and Purchaser desires to purchase the manufacturing assets of Seller.. Purchaser intends to use the assets for production for Seller and a wide range of third party customers.

         NOW THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

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                                                                               6

D.       DEFINITIONS

ADJUSTMENT DATE               means the date set out in Section 1.4.4.

AGREEMENT                     means this agreement.

ASSETS                        means the assets set out in Section 1.1.1.

ASSUMED LIABILITIES           means the liabilities to be assumed by Purchaser
                              as set out in Section 1.3.

CLOSING ASSET LIST            means the asset list prepared in accordance with
                              Section 1.4.2.

CLOSING DATE                  means the date set out in Section 2.1.

CLOSING PAYMENT               means the payment on account of the Purchase Price
                              which is to be paid on the Closing Date as set out in Section 1.2.2.

EMPLOYEES                     means the employees listed in Exhibit 1.5.

EXCLUDED ASSETS               means the assets set out in Section 1.1.2 which
                              assets shall not be transferred to Purchaser.

FINAL CLOSING ASSET LIST      means the asset list set out in Section 1.4.3.

INFORMATION SYSTEMS
SERVICES AGREEMENT            means the agreement which is to be entered into in
                              accordance with the principles set out in Exhibit
                              5.1.5(b).

IMPLEMENTATION PLAN           means the plan attached hereto as Exhibit 5.2.3.

INTERIM ASSET LIST            means the statement of the Assets and the Assumed
                              Liabilities as set out in Exhibit 1.4.1.

MANUFACTURING
OPERATIONS                    means the operations set out in Recital

PURCHASE PRICE                means the consideration for the Assets as set out
                              in Section 1.2.1.

POST CLOSING
INFORMATION

SYSTEM PLAN                   means the plan attached hereto as Exhibit 7.3.

PURCHASER                     means Flextronics International Sweden AB.

SELLER                        means Ericsson Business Networks AB.

1.       PURCHASE AND SALE

1.1      AGREEMENT TO SELL AND PURCHASE

         At the Closing Date hereunder (as defined in Section 2.1 hereof) and except as otherwise specifically provided in this Section 1.1, Seller shall sell, transfer, assign and deliver to Purchaser (or as regards real property listed below and the construction contract dated November 20, 1992 listed in Exhibit 1.1. (e), cause such actions) and Purchaser shall purchase, assume and receive from Seller, upon and subject to the terms and conditions of this Agreement all of the Assets used in the Manufacturing Operations, as set out in Section 1.1.1, free and clear of all mortgages, liens, pledges and other security interests (save as explicitly set out herein).

1.1.1    Included Assets

         The assets to be transferred shall include the following except as set forth in Section 1.1.2 hereof (hereinafter referred to as the "Assets"):

         (a)      the real property listed in EXHIBIT 1.1.1(a);

         (b) all inventories, machinery and equipment and other tangible assets as set out in EXHIBIT 1.1.1(b);

         (c) the prepaid items, unbilled costs and fees, listed in EXHIBIT 1.1.1(c);

         (d) expensed equipment and fully depreciated machinery and equipment as set out in EXHIBIT 1.1.1(d);

         (e) all rights and obligations under any agreement, permit, approval or authorization, etc., pertaining solely to the Manufacturing Operations and listed in EXHIBIT 1.1.1(e);

         (f)      all orders as set out in EXHIBIT1.1.1 (f);

         (g) the computer software (including documentation and related object and source codes) listed in EXHIBIT 1.1.1(g) and ;

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                                                                               8

         (h) all information, files, records and recorded knowledge, pertaining to the Manufacturing Operations and listed in
                  EXHIBIT 1.1.1(h).

         Taking into consideration changes occurring in the ordinary course of business, the exhibits referred to above may be amended as of Closing Date but such amendments will be accounted for on the Closing Asset List or in a particular statement submitted to Purchaser on Closing Date.

1.1.2    Excluded Assets

         Notwithstanding the foregoing, the Assets shall not include any of the following (the "Excluded Assets"):

         (a) any assets, properties or rights of Seller used in order administration, core unit supply and distribution as further described in EXHIBIT 1.1.2 (a);

         (b)      the specific tools listed in EXHIBIT 1.1.2(b);

         (c) all computer software including documentation and related object and source codes other than listed in EXHIBIT 1.1.1(g) such as, without limiting the aforesaid, the software set out in EXHIBIT 1.1.2 (c);

         (d) all rights under any patent, trademark, service mark, trade name or copyright, whether registered or unregistered, and any applications therefore, including, but not limited to, the rights listed in EXHIBIT 1.1.2 (d);

         (e) all technologies, technical designs or solutions, methods, formulations, data bases, trade secrets, know-how, inventions, production techniques, operating rights and other intellectual property used in the Manufacturing Operations or under development, including, but not limited to, the rights listed in EXHIBIT 1.1.2 (e);

         (f)      the inventory listed in EXHIBIT 1.1.2(f);

         (g)      market distribution systems, sales force and customer base, or

         (h)      other assets, properties or rights set forth in EXHIBIT
                  1.1.2(g).

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                                                                               9

1.2      THE PURCHASE PRICE ETC.

1.2.1    Purchase Price

         The purchase price ("Purchase Price") shall be the aggregate of:

         (a) book values in Seller's records as at Closing Date for inventories, machinery, equipment, other tangible assets set out in Exhibit 1.1.1 (b) and prepaid items as referred to in
                  Section 1.1.1 (c);

         (b) SEK twenty six million five hundred thousand (26,500,000) for expensed equipment and fully depreciated machinery and equipment;

         (c)      book values for the Vedeby and Verko plant as at Closing Date;

         (d) SEK five million (5,000,000) (contribution to Seller's restructuring costs); and

         (e)      less any book values of Assumed Liabilities.

         The book values shall be as reflected on the Final Closing Asset List.

         All sums referred to above are excluding any Value Added Tax, stamp or transfer taxes and similar taxes, fees or charges.

1.2.2    Payment of Purchase Price

         On the Closing Date Purchaser shall pay to Seller on account of the Purchase Price (the "Closing Payment"), either a sum to be agreed upon in writing by the parties prior to the Closing Date, or if such sum cannot be agreed upon, the amount of SEK seven hundred eighty five million one hundred thousand five hundred nine (785,100,509) , which sum has been calculated as follows:

         (a) Seller's book values (including reserves) for inventories, machinery, equipment, other tangible assets set out in Exhibit
                  1.1.1 (b) and prepaid items as referred to in Section 1.1.1
                  (c), all as reflected on the Interim Asset List;

         (b)      SEK twenty six million five hundred thousand (26,500,000);

         (c) Seller's book values for the Vedeby and Verko plant as reflected on the Interim Asset List ;

         (d)      SEK five million (5,000,000); and

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                                                                              10

         (e) less the book values of Assumed Liabilities as reflected on the Interim Asset List.

         The Closing Payment shall be payable by wire transfer of immediately available funds to such account as Seller shall designate.

         If the Purchase Price exceeds the Closing Payment, Purchaser shall pay such excess within seven days after the Adjustment Date as defined in
         Section 1.4 hereof by wire transfer of immediately available funds to such account as Seller shall designate. If the Closing Payment exceeds the Purchase Price, Seller shall pay such excess within seven days after the Adjustment Date, by wire transfer of immediately available funds to such account as Purchaser shall designate.

1.3      ASSUMPTION OF LIABILITIES

         At the Closing Date hereunder Purchaser shall assume and agree to pay, discharge or perform, as appropriate, the following liabilities and obligations of Seller (the "Assumed Liabilities") arising in respect of the Manufacturing Operations and which are set out in EXHIBIT 1.3(A), to the extent that the same remain unpaid and undischarged on the Closing Date and are reflected on the Final Closing Asset List.

1.4      INTERIM AND CLOSING ASSET LISTS; ADJUSTMENT DATE

1.4.1    Interim Asset List

         As a basis for the Closing Payment, Seller has prepared a statement of the Assets and the Assumed Liabilities as of the dates referred to in said statement, EXHIBIT 1.4.1 (the "Interim Asset List").

1.4.2    Closing Asset List

         No later than 45 days after the Closing Date, Seller shall prepare the Closing Asset List as at the Closing Date in accordance with:

         (i)      the particular principles set out in EXHIBIT 1.4.2;

         (ii) the particular principles and techniques used by Seller prior to Closing Date; and

         (iii) Swedish Generally Accepted Accounting principles and the principles in the Swedish Accounting Act.

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                                                                              11

         If the principles referred to above are not consistent with each other, the principles shall prevail in the order listed.

         Any dispute which may arise between Seller and Purchaser as to such Closing Asset List and the proper amount of the Purchase Price shall be resolved in the following manner:

         (a) Purchaser shall notify Seller in writing within 30 days after the receipt of the Closing Asset List, such notice shall specify in reasonable detail Purchaser's objections and the, in Purchaser's view, correct amount of the Purchase Price;

         (b) during the 30 day period following the date of such notice, Seller and Purchaser shall attempt to resolve such dispute and to determine the appropriateness of the Closing Asset List and the Purchase Price; and

         (c) if at the end of the 30 day period specified in subsection (b) above, Seller and Purchaser have not solved the dispute, the matter shall be referred to arbitration in accordance with
                  Section 9.

         Any objection to Closing Asset List made by Purchaser shall only be allowed to the extent the aggregate amount of such objections is in excess of SEK one million five hundred thousand (1,500,000).

1.4.3    Final Closing Asset List

         If not disputed, the Closing Asset List shall become final ("the Final Closing Asset List") on the expiry of the above period during which Purchaser may raise objections. Otherwise, the Final Closing Asset List shall be as agreed between the parties or, if no agreement is reached, as resolved by arbitration.

1.4.4    The Adjustment Date

         The Adjustment Date shall be the later of the 46th day after delivery to Purchaser of the Closing Asset List, or the fifth day after the day upon which any dispute concerning the amount of the Purchase Price finally is resolved either by agreement or by arbitration.

1.5      EMPLOYEES

         The employees listed in EXHIBIT 1.5 (the "Employees") are currently employed in the Manufacturing Operations. Under Section 6 b of the Employment Security Act (lagen om anstallningsskydd), these employees are (by operation of law) automatically transferred to Purchaser on Closing Date.

2.       CLOSING; ITEMS TO BE DELIVERED AT CLOSING

2.1      CLOSING

         The Closing of the sale and purchase of the Assets shall take place in the offices of Seller in Nacka Strand on March 27, 1997 or, if later, on the first working day of the month immediately following the month during which all the conditions precedent have been fulfilled or waived, or such other date or place as may be mutually agreed upon in writing by Purchaser and Seller (the "Closing Date").

         In the event the Closing has not occurred on May 2, 1997, either party shall have the right to terminate this Agreement by giving the other party written notice of such effect and in such case the provisions in the event of a termination of negotiations included in the letter of intent dated November 15, 1996 between the parties shall apply.

2.2      TRANSFER OF TITLE AND POSSESSION; ITEMS TO BE DELIVERED AT CLOSING

2.2.1    Transfer of title and possession

         Title, possession and risk of loss or damage to the Assets shall pass and transfer from the Seller to the Purchaser at 24.00 hours on the Closing Date.

2.2.2    Items to be delivered at Closing

         At the Closing and subject to the terms and conditions herein contained:

         (a) Seller shall deliver to Purchaser or otherwise let Purchaser take possession of the following:

                  (i) bills of sale (Sw: Kopebrev) as regards the Vedeby and Verko plants executed by the owners of the respective real properties, and such other transfer notices or documents, in form reasonably satisfactory to Purchaser, as shall be necessary to transfer and assign to Purchaser all of the Assets and as regards the Vedeby plant, mortgage certificates (Sw. pantbrev);

                  (ii)     all of the agreements included in the Assets;

                  (iii) certificate signed by Seller confirming the completion or waiver of all Seller's conditions precedent as of Closing Date;

                  (iv) a written account for any changes in the assets between signing hereof and Closing Date which will not be reflected on the Closing Asset List;

                  (v)      a legal opinion substantially as set forth in EXHIBIT
                           2.2.2 (a) and reasonably acceptable to Purchaser; and

                  (vi) the original of a letter from the municipality of Karlskrona regarding an offer to purchase land.

              (b) Purchaser shall deliver to Seller the following:

                  (i)      the Closing Payment;

                  (ii) certificate signed by Purchaser confirming the completion of all Purchaser's conditions precedent as of Closing Date;

                  (iii)    legal opinion substantially as set forth in EXHIBIT
                           2.2.2 (b) and reasonably acceptable to Seller

                  (iv) bills of sale (Sw: "Kopebrev") as regards the Vedeby and Verko plants provided by Seller in accordance with 2.2.2 (a) (i) above but executed by Purchaser; and

2.2.3    Actions for Completion

         In connection with the Closing, all such reasonable steps will be taken by Seller upon Purchaser's request to put Purchaser in actual possession and operating control of the Assets.

2.3      THIRD PARTY CONSENT

         To the extent that Seller's rights or obligations under any agreement or commitment or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, but the parties shall proceed as set out in
         Section 7.6 to obtain such consent.

3.       REPRESENTATIONS AND WARRANTIES

3.1      REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.1.1    Due Diligence

         Purchaser has been given the opportunity to perform due diligence as Purchaser finds appropriate and acknowledges that it must rely on its due diligence as regards the Assets and the Employees.

3.1.2    Due Organization

         The Seller is a company duly organized, validly existing, and in good standing under the laws of Sweden.

3.1.3    Authority

         The Seller has full right, power and authority, without the consent of any other person, to execute and deliver this Agreement and to carry out the transaction contemplated hereby. All corporate acts or proceedings required to be taken by the Seller to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby, have been duly and properly taken.

3.1.4    Assets

         The Seller hereby represents and warrants to Purchaser that the Assets and the Assumed Liabilities shall be transferred "as is". Buyer hereby acknowledges that Seller has made no express or implied representations to Buyer regarding the Assets or Assumed Liabilities, including, but not limited to, the condition of the Assets and the validity or enforceability of the contracts transferred save as expressly set out below. Without limiting the aforesaid, Purchaser is in particular aware of the fact that there are some defects in the real property, described in EXHIBIT 3.1.4 for which Purchaser shall have no right whatsoever to claim compensation for from Seller.

3.1.5    Inventory and work orders

         The inventory included in the Assets does not contain products and materials which in Seller's best judgment are not projected to be used in the manufacturing of products for Seller during the two-year period following Closing Date.

         At Closing Date the stock of work orders will not contain any work orders submitted more than eight weeks prior to such Closing Date.

3.1.6    Employees

         The names, ages, date of commencement of employment and annual salaries of the Employees are stated in EXHIBIT 3.1.6. In said exhibit, a description is also enclosed on the employees' pension rights and other employment benefits. In addition to these benefits, there are no other employment benefits save for customary benefits.

         Seller has fulfilled its obligations to negotiate under the Swedish Act on Co-determination (Sw: lagen om medbestammande i arbetslivet).

3.1.7    Effect of Agreement

         The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not: (a) violate or result in the breach of any of the terms or conditions of, or give rise to acceleration of any monies due under, any agreements or other instrument or obligation to which Seller is a party and which is being assigned hereunder or by which any of the Assets may be bound or affected; (b) except as provided for in this Agreement and associated agreements, result in the creation or imposition of any lien, security interest, charge, encumbrance, restriction or right, including rights of termination or cancellation in or with respect to, or otherwise adversely affect, any of the Assets; or (c) violate any law or any rule or regulation of any administrative agency or governmental body or any judicial or administrative order, award, judgment or decree.

3.1.8    Absence of Change

         Since the execution of this Agreement, there has been no significant change in the condition of the Assets or the Assumed Liabilities, financially or otherwise other than changes occurring in the ordinary course of business, which changes have not materially adversely affected the Manufacturing Operations, the Assets or the Assumed Liabilities as a whole. To Seller's knowledge, there is no fact relating to the Assets or the Assumed Liabilities that materially adversely affects the same or which may in the future adversely affect the same.

3.1.9    Title to Assets

         Seller (or in case Seller shall cause the transfer, the transferor) has good marketable title to all the Assets, subject to no mortgage, pledge, lien, security interest, lease, charge, encumbrance or conditional sale or other retention agreement. By virtue of the deliveries made on the Closing Date, Purchaser will obtain good and marketable title to the Assets, and, except as provided for in this Agreement and associated agreements the Assets will be free and clear of all liens, mortgages, pledges, encumbrances, security interest, charges, equities, and restrictions of any nature whatsoever, save as set out in EXHIBIT 3.1.9.

3.1.10   Leased and Licensed Property and Assets

         All leases and licenses to the Assets are valid and effective in accordance with their respective terms, and there are no existing defaults or events that with notice or lapse of time or both would constitute defaults, the consequences of which would permit the acceleration of payments due under or the termination of any of such leases and licenses, or which would have a material adverse effect on the Assets or the Manufacturing Operations. Seller has not received any notice of default nor has any knowledge of any claimed default, with respect to any lease or license. The continuation, validity and effectiveness of all such leases and licenses assigned to Purchaser hereunder will in no way be adversely affected by the purchase and sale of the Assets.

3.1.11   Proprietary Rights

         Seller has complete and undisputed title and ownership of or rights to utilize all the items listed in Exhibits 1.1.2(d) and (e) necessary for or used in the Manufacturing Operations as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of other. Seller has not received any communications nor is it aware of any entity alleging that it has violated or, by conducting the Manufacturing Operations as proposed, would violate any proprietary rights of any other person or entity. It is not aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgement, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Purchaser or that would conflict with the Manufacturing Operations as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor, to the best knowledge of the Seller, the conduct of the Manufacturing Operations as proposed, will, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants or the Seller is now obligated.

         To the best of its knowledge Seller is not making use of any confidential information of third parties nor any confidential information in which any of its present or, to its actual knowledge, past employees or other service providers, has claimed a proprietary interest; and Seller is not actually aware of any facts that would give rise to such a claim.

3.1.12   Agreements, Etc.

         None of the rights of Seller under any agreement, permit, approval or authorization, etc., listed in Exhibit 1.1.1(e) hereto and assigned or transferred to Purchaser hereunder will be adversely affected by the purchase and sale of the

         Assets hereunder. Seller has performed all material obligations required to be performed by it on or prior to the date hereof under each said item and there is no default or claimed or purported or alleged default or state of facts that with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any of said items. No party to any of said items intends to cancel, withdraw, modify or amend such items.

3.1.13   Employees and Employee Plans

         There are no pending claims by or on behalf of any of the Seller pension plans, by any employee or beneficiary covered under any such Seller pension plan, or otherwise involving any such Seller pension plan (other than routine claims for pension benefits). There are no strikes or labor disputes pending or threatened by any of Seller's employees save as set out in EXHIBIT 3.1.13.

3.1.14   Environmental and Safety Matters

         There has been no disposal, release, or threatened release of hazardous substance or hazardous waste on or beneath and remain located on or beneath any of the real property upon which the Manufacturing Operations is conducted or upon which any of the Assets are held or maintained, other than those authorized by permit under Swedish laws. Seller has no knowledge of the presence, disposal, release, or threatened release of hazardous substance or hazardous waste on or beneath and remain located on or beneath any of the real property upon which the Manufacturing Operations are conducted or upon which any of the Assets are held or maintained which may have occurred prior to Seller taking title to the real property, other than those authorized by permit under Swedish laws. Seller has properly conducted all activities for the removal, disposal, release, and/or processing of Seller's waste and by-products, including any hazardous substances or hazardous waste, and has made and maintained all reports, studies, and evaluations required by Swedish law.

3.2      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.2.1    Due Organization

         The Purchaser and Flextronics Holding AB are companies duly organized, validly existing and in good standing under the laws of Sweden. Correspondingly, Flextronics International Ltd. is a company duly organized, validly existing and in good standing under the laws of Singapore.

3.2.2    Authority

         The Purchaser, Flextronics Holding AB and Flextronics International Ltd. have individually the full right, power and authority, without the consent of any other person, to execute and deliver this Agreement, respectively, the Guarantee, and to carry out the transactions contemplated hereby. All corporate acts or proceedings required to be taken by the Purchaser, Flextronics Holding AB and Flextronics International Ltd. to authorize the execution, delivery and performance of this Agreement and the Guarantee and all transactions contemplated hereby have been duly and properly taken.

3.2.3    Plans for implementation and secure sourcing

         The Purchaser has in good faith prepared the implementation plan and the plan for securing sourcing attached hereto as EXHIBIT 3.2.3 (A) AND
         (b).

4.       AGREEMENTS PENDING CLOSING/COVENANTS

4.1      AGREEMENTS/COVENANTS OF SELLER PENDING THE CLOSING

         Seller covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by Purchaser:

4.1.1    Actions of Seller

         Seller will not knowingly take any action which would result in a breach of any of its representations and warranties hereunder. Furthermore, Seller shall co-operate with Purchaser and use its best efforts to cause all of the conditions to the obligations of Seller and Purchaser under this Agreement to be satisfied on or prior to the Closing Date.

4.1.2    Operations in the Ordinary Courses

         The Manufacturing Operations shall be conducted solely in the ordinary course consistent with past practice except as required for the separation of the Assets and the Manufacturing Operations from Seller's business.

4.1.3    Maintenance of Physical Assets

         Seller shall continue to maintain and service the physical assets used in the conduct of the Manufacturing Operations in the same manner as has been its consistent past practice.

4.1.4    Employees and Business Relations

         Seller shall use its best efforts to keep available the services of the present employees and agents of the Manufacturing Operations and to maintain the relations and goodwill with the suppliers, and any others having business relations with the Manufacturing Operations.

4.1.5         Maintenance of Insurances

              Seller shall notify Purchaser of any changes in the terms of the insurance policies currently in effect.

4.1.6         Compliance with Laws etc.

              Seller shall comply with all laws, ordinances, rules, regulations and orders applicable to the Assets or the Manufacturing Operations, the non-compliance with which might materially affect the Assets.

4.1.7         Sale of Assets; Negotiations

              Seller shall not, directly or indirectly, sell or encumber all or any part of the Assets, other than in the ordinary course of the business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing. Seller shall not provide any confidential information concerning the Assets or the Manufacturing Operations to any third party other than in the ordinary course of business.

4.1.8         Access

              Seller shall give to Purchaser the right to reasonably inspect, during normal business hours, all of the Assets. Such inspection shall be carried out as agreed between the parties and in such manner that the business of Seller is not disturbed.

4.1.9         Press releases

              Except as required by applicable law, Seller shall not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing by the Purchaser.

4.1.10              Competition Authorities

              Seller shall prepare with Purchaser's concurrence all necessary filings with competent Swedish and, if deemed necessary by the parties, EEC competition authorities.

4.1.11              Information Systems

              Seller shall take such action for the separation of the information system as described in EXHIBIT 4.1.11.

4.2           AGREEMENTS OF PURCHASER PENDING THE CLOSING

              Purchaser covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by Seller:

4.2.1         Actions of Purchaser

              Purchaser will not knowingly take any action which would result in a breach of any of its representations and warranties hereunder. Furthermore, Purchaser shall co-operate with Seller and use its best efforts to cause all of the conditions to the obligations of Purchaser and Seller under this Agreement to be satisfied on or prior to the Closing Date.

4.2.2         Confidentiality

              The Confidentiality Letter signed by Flextronics International Ltd. on October 9, 1996, and enclosed as EXHIBIT 4.2.2 shall apply to Purchaser, and, without limiting the aforesaid, shall also apply to this Agreement and also apply to Purchaser regarding all "confidential information" (as defined in the letter) obtained by Purchaser until Closing Date.

4.2.3         Press Releases

              Except as required by applicable law, Purchaser will not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing by Seller.

4.2.4         Competition Authorities

              Purchaser shall use its reasonable best efforts to assist Seller in preparing the necessary filings with competent Competition Authorities. Each party shall carry its costs (legal fees, etc., included) attributable to such filings.

4.2.5         Information Systems

              Purchaser shall assist Seller in taking such actions as described in EXHIBIT 4.1.11.

5.            CONDITIONS PRECEDENT TO THE CLOSING

5.1           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

              All obligations of Purchaser under this Agreement are subject to the fulfillment, satisfaction or waiver prior to or at the Closing, of each of the following conditions precedent:

5.1.1         Compliance with this Agreement

              Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

5.1.2         Material Adverse Changes

              The Assets or Assumed Liabilities shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence.

5.1.3         Information Systems

              The information systems in the Manufacturing Operations shall have been separated from Seller's information system in such manner that the information systems will function as set out in EXHIBIT
              5.1.3 (a). The Seller and the Purchaser shall also have entered into the Information Systems Services Agreement in accordance with the principles set out in EXHIBIT 5.1.3.(b).

5.1.4         Competition Authorities

              Any of the following events shall have occurred:

              (i) the expiry of a thirty day period from the day a complete notification of the transactions contemplated by this Agreement was made in accordance with the Swedish Competition Act, without a decision by the Competition Authority to carry out a special investigation;

              (ii) the decision by the Competition Authority not to carry out a special investigation and the approval or acceptance of all filings made relating to the transactions between Ericsson and Flextronics; or

              (iii) the expiry of a three month period from the day the Competition Authority decided to carry out a special investigation, without an action having been brought before the Stockholm District Court in accordance with Section 34 of the Swedish Competition Act.

5.1.5         Representations and Warranties

              The representations and warranties of Seller set forth in Section
              3.1 of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Date as if such representations and warranties were made as of such date and time.

5.1.6         Legal opinion

              Seller shall have delivered a legal opinion set substantially as set out in EXHIBIT 2.2. (a).

5.2           CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER

              All obligations of Seller under this Agreement are subject to the fulfillment, satisfaction or waiver prior to or at the Closing, of each of the following conditions precedent.

5.2.1         Compliance with this Agreement

              Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

5.2.2         Implementation Plan

              The Purchaser shall have substantially complied with the implementation plan attached as EXHIBIT 3.2.3 (a) hereto.

5.2.3         Lease Agreement, Service Agreement

              The parties shall have entered into the lease agreement and the service agreement described in EXHIBIT 5.2.3 (a) AND (b) hereto. The Lease and Service Agreement shall provide for an amount of SEK two million (2,000,000) to be paid by Seller for lease of premises and services during the twelve month period following Closing Date.

5.2.4         Information System

              The information systems in the Manufacturing Operations shall have been separated from the Seller's information system in such manner that the information system will function as set out in EXHIBIT
              5.1.3 (a). The Seller and the Purchaser shall also have entered into the Information Systems Services Agreement as attached hereto as EXHIBIT 5.1.3 (b).


5.2.5         Competition Authorities

                                                                              23
              Any of the following events shall have occurred:

              (i) the expiry of a thirty day period from the day a complete notification of the transactions contemplated by this Agreement was made in accordance with the Swedish Competition Act, without a decision by the Competition Authority to carry out a special investigation;

              (ii) the decision by the Competition Authority not to carry out a special investigation and the approval or acceptance of all filings made relating to the transactions between Ericsson and Flextronics; or

              (iii) the expiry of a three month period from the day the Competition Authority decided to carry out a special investigation, without an action having been brought before the Stockholm District Court in accordance with Section 34 of the Swedish Competition Act.

5.2.6         Representations and Warranties

              The representations and warranties of Purchaser set forth in
              Section 3.2 of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Date as if such representations and warranties were made as of such date and time.

5.2.7         Legal Opinion

              Purchaser shall have delivered a legal opinion substantially as set out in EXHIBIT 2.2.2 (b).

6.            INDEMNIFICATION

6.1           GENERAL INDEMNIFICATION OBLIGATION OF THE SELLER

              From and after the Closing Date, Seller will indemnify and hold harmless Purchaser against and in respect of any and all damages, losses, liabilities, costs and expenses incurred or suffered by the Purchaser that relate to:

              (i) any and all liabilities and obligations of Seller except for those liabilities and obligations of Seller which Purchaser assumes pursuant to this Agreement;


              (ii) any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant of Seller under this Agreement.

6.2           GENERAL INDEMNIFICATION OBLIGATION OF PURCHASER

              From and after the Closing Date, Purchaser will indemnify and hold harmless Seller against and in respect of any and all damages, losses, liabilities, costs and expenses incurred or suffered by Seller that relate to:

              (i) any and all liabilities and obligations of Seller which have been assumed by Purchaser to this Agreement;


              (ii) any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Purchaser under this Agreement.

6.3           METHOD OF ASSERTING CLAIMS, ETC.

              Any claim in respect of breach of representations and warranties given hereunder shall be made promptly after the claiming party becomes aware of the breach but under all circumstances not later than six months after Closing Date.

6.4           OTHER RIGHTS AND REMEDIES

              The indemnification rights of the parties under this Section 6 are exclusive and sever the rights and remedies the parties may have at law or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder.

6.5           LIMITATION OF LIABILITY

              Any claim for a misrepresentation or a breach of warranty shall only be allowed to the extent the aggregate amount of all losses, deficit, damages, costs, injuries and expenses of the indemnity hereunder is an amount in excess of MSEK three (3).

              The Seller shall furthermore not have any liability for any single claim in respect of a breach of a warranty or misrepresentation which does not amount to SEK one hundred thousand (100,000).

              A party's total liability hereunder for misrepresentations or breach of warranties shall in no circumstances exceed MSEK one hundred (100).

6.6           TAX CONSEQUENCES

              When calculating the amount of indemnity, said amount shall be reduced by a sum corresponding to any reduced tax liability caused by the losses, damages, costs, etc., for which the indemnity shall compensate.

6.7           MITIGATION OF LOSSES

              In the event of a misrepresentation or breach of warranty or other breach of this Agreement, the aggrieved party shall use its reasonably best efforts to mitigate the losses, damages, costs, expenses, etc.

6.8           REDUCTION OF INDEMNITY

              In the event of a misrepresentation or a breach of warranty for which the aggrieved party claims indemnity, all deviations in the positive relative to the representations or warranties given here under shall be taken into account and shall reduce the indemnity claimed by the aggrieved also party by a corresponding amount (net after tax consequences, if any).

7.            POST CLOSING MATTERS

7.1           DISCHARGE OF OBLIGATIONS

              From and after the Closing Date Seller shall pay and discharge, in accordance with past practice but not less than on a timely basis,

                  (i) all obligations and liabilities incurred and due prior to the Closing Date in respect of the Manufacturing Operations and the Assets (except for those expressly assumed by Purchaser hereunder),

                 (ii) all components and material ordered and delivered prior to Closing date but invoiced within six months after Closing Date,

                (iii) services and maintenance on any of the Assets performed prior to Closing Date but invoiced within six months after Closing Date,

                 (iv) reimbursable travel expenses incurred by Employees prior to Closing Date but invoiced after Closing Date,

                  (v) retroactive salary to Employees which has been agreed upon prior to Closing Date and which is attributable to time prior to Closing Date but which has not been paid out prior to such date, and

                 (vi) in the event the Closing Date occurs on March 27, 1997, salary to Employees and rent for the Verko property for the period from March 27, 1997 up to and including March 31, 1997.

7.2           PAYMENTS AND OTHER PROPERTY RECEIVED

              Seller and Purchaser each agree that after the Closing Date they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing Date which properly belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts.

7.3           IS/IT

              The parties shall continue the work for the separation of computer system in accordance with the Information Systems Service Agreement and as set out in the Post Closing Information System Plan attached hereto as EXHIBIT 7.3. As set out in the Information Systems Service Agreements, Seller shall provide services to the same extent and charge as assumed in the budget prepared by Seller for the Manufacturing Operations in 1997.

7.4           VEDEBY PLANT

              In the event Purchaser would dispose of the real property Karlskrona Telefonen 1 within five (5) years after Closing Date, and the market value at the time for such disposal would be different from the book value as reflected on the Final Closing Asset List, fifty per cent of the difference shall be allocated to Seller. If such difference is in the positive, the sum allocated to Seller shall be paid in immediately available funds by Purchaser into an account designated by Seller within 10 days of disposal together with an account for the computation. If the difference is in the negative, the sum allocated to Seller shall be paid in immediately available funds by Seller into an account designated by Purchaser within 10 days from the later of the day of closing date of the disposal or Purchaser's request.

              In the event the real property has been sold to a third party not affiliated with Purchaser and without any interest of whatever nature in Purchaser or Purchaser's affiliate, or vice versa, the purchase price shall be deemed to be the market value.

              Also a partial disposal or a disposal caused by creditors shall give effect to Seller's right and obligation hereunder (in the event of a partial disposal only, the book value reflected on the Final Closing Asset List attributable to such part shall be taken into account).

7.5           INVENTORY

              In the event the inventory included in the Assets as listed in
              EXHIBIT 1.1.1 (B) contains products and materials which the parties agree have become obsolete or which have not been used in the manufacturing of products for Seller as of the second anniversary of the Closing Date, Seller shall repurchase such inventory for the price paid by Purchaser. No later than 30 days after such agreement or the second anniversary, Purchaser shall submit to Seller a list of said products and materials and the related Purchase Price. Within 30 days of receipt of this information, Seller shall remit said related Purchase Price to Purchaser against delivery of the products and material concerned.

7.6           THIRD PARTY CONSENTS

              If the transfer of any of the Assets require any third party consents, Seller shall use its best efforts to obtain such consent and Purchaser shall give Seller all reasonable assistance in such efforts. Until such consent is obtained, or, if such consent cannot be obtained, the parties shall jointly procure that another solution is found which is acceptable to both parties. Upon Seller's request, Purchaser shall, in the event of an agreement, perform such agreements in the name of Seller to the extent permitted but on Purchaser's account (i.e. all revenues and costs attributable to the agreement shall be allocated to Purchaser).

7.7           ACTIONS FOR THE COMPLETION OF THE TRANSFER

              After the Closing Date, the parties shall execute or take all such other documents or actions to the extent they have not been accomplished on the Closing Date, as shall be required in order to transfer the Assets to Purchaser.

7.8           NEW EMPLOYMENT AND EMPLOYMENT CONDITIONS

7.8.1 Transfer of Employees

              To the extent the Employees would not be transferred automatically by law to Purchaser, Purchaser shall offer to such employees new employment on terms and conditions not less favorable to the employees than those enjoyed as at the day of transfer.

              Purchaser shall provide to the employees transferred continued enjoyment of perquisites substantially to the same extent as currently in practice.

              Seller and Purchaser shall use best efforts to cause the Employees to accept the transfer. Any costs for such efforts shall be carried jointly by the parties.

7.8.2 Reimbursement for Compensation to Certain Employees

7.8.2.1 Ericsson shall reimburse Flextronics for the costs for (i) salary during period of notice and (ii) agreed severance pay to employees who have been given notice of termination prior to Closing Date but whose employment will expire after Closing Date. The employees concerned are listed in EXHIBIT 7.8.2.1 together with the amounts involved and the agreements made. Ericsson's liability under this undertaking shall not exceed Flextronics' actual costs and in no event shall such liability exceed SEK two million five hundred forty five thousand five hundred and seventy six (2,545,576).

7.8.2.2 Ericsson shall carry the costs for early retirement compensation to such employees who have exercised their rights to early retirement or have declared such intention prior to the Closing Date if and to the extent not covered under any other early retirement pensions. Flextronics shall not be liable for such costs.

              For employees who declare their intention to exercise such rights after Closing Date, Flextronics shall carry the corresponding costs without any right to receive compensation from Ericsson.

7.8.3         Loans to employees

              As set out in EXHIBIT 3.1.6, some of the Employees have been granted subsidized loans. The creditor of these loans is Ericsson Finans but Seller has guaranteed these loans. Purchaser shall replace such guarantees by guarantees given by Purchaser and Purchaser shall participate in the administration of these loans to the same extent as Seller has done prior to Closing Date.

7.9           COMPENSATION FOR DEFECTS IN REAL PROPERTY

              Seller shall procure that a compensation of SEK one million four hundred thousand (1,400,000) is paid out to Flextronics as compensation for defects in the real property, inter alia, as described in Exhibit 3.1.4. Such compensation shall be paid after Closing Date upon Flextronics' invoice. The invoice is to be addressed to the entity designated by Ericsson.

7.10          CONFIDENTIALITY OF SELLER

              After the Closing Date, except as may be required for tax purposes or otherwise by law, Seller shall not disclose or divulge, directly or indirectly, to third parties any information relating to the Assets or the Manufacturing Operations unless the information:

              (i)    concerns Excluded Assets;

              (ii)   is not of a confidential nature; or

              (iii) becomes generally known otherwise than by a breach of this confidentiality undertaking.

7.11          CONFIDENTIALITY OF PURCHASER

              After the Closing Date, except as may be required for tax purposes or otherwise by law, Purchaser shall not disclose or divulge, directly or indirectly, to third parties any information relating to the Excluded Assets, any liabilities of Seller which are not included in the Assumed Liabilities or Seller's business unless such information:

              (i)   is not of a confidential nature;

              (ii) becomes generally known otherwise than by a breach of this confidentiality undertaking; or

              (iii) was known to Purchaser prior to its receipt from Seller.

8.            MISCELLANEOUS

8.1           EXPENSES

              Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement, and the consummation of the transactions contemplated hereby.

8.2           ENTIRE AGREEMENT

              This Agreement sets forth the entire understanding of the parties hereto with respect to the transaction contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

8.3           ASSIGNMENT

              This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Notwithstanding the aforesaid, Seller shall be entitled to assign all its rights and obligations hereunder to other entities which are wholly owned by Telefonaktiebolaget LM Ericsson or its wholly owned subsidiaries.

8.4           NOTICES

              Any notice, request, demand, consent or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telefax or by registered mail as follows:

              If to Seller, to:

              Ericsson Business Networks AB

              131 89 STOCKHOLM
              Fax 08-422 10 10

              If to Purchaser, to:

              Flextronics International Sweden AB

              Box 532
              371 23 Karlskrona
              Tel: 0455-544 00
              Fax: 0455-544 01 Purchaser's official switchboard number -

              with a copy to Flextronics International Ltd., 514 Chai Chee Lane
              No. 04-13 Singapore 469029
              Fax +65-448 6040

8.5           EXHIBITS

              All Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

8.6           SEVERABILITY

              If any provision of this Agreement at any time would be held invalid or unenforceable under applicable law, the parties shall endeavor to amend such provision so that the intention thereof can be carried out to the extent legally possible.

9.            GOVERNING LAW AND ARBITRATION

9.1           GOVERNING LAW

              This Agreement shall be governed by Swedish substantive law.

9.2           ARBITRATION

              Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of Stockholm Chamber of Commerce. The place of arbitration shall be Stockholm. The language to be used in the arbitral proceedings shall be English.

10.           ENTERING INTO FORCE

              This Agreement shall enter into force upon the approvals of the boards of directors in Seller and Purchaser. Immediately after such approval, each party shall notify each other. In the event no approval has been given within eight (8) weeks this Agreement shall be null and void and the provisions in the event of the termination of negotiations included in the letter of intent dated November 15, 1996, between the parties shall apply.

                                              * * *

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in duplicate on the date first written.

              ERICSSON BUSINESS                  FLEXTRONICS INTERNATIONAL
              NETWORKS AB                        SWEDEN AB


              ------------------------           -----------------------
              By: Rolf Erikssson                 By: Michael E. Marks


              ------------------------           ------------------------
              By: Gosta Burlin                   By: Ronny Nilsson

GUARANTEE

We, the parties to this guarantee, hereby jointly and severally guarantee as for a debt of our own (Sw: proprieborgen) the due and punctual fulfillment of all the Purchaser's obligations under the Agreement as set out above. Sections 9.1 and 9.2 of the Agreement shall apply to this Guarantee provided, however, that Flextronics and its Affiliates may only appoint one arbitrator jointly.

Date: February 12, 1997

Place: Nacka
FLEXTRONICS                              FLEXTRONICS INTERNATIONAL LTD.
HOLDING AB


----------------------                   ------------------------------
                                         By: Michael E. Marks
By: Michael E. Marks


----------------------
By: Ronny Nilsson

                                    EXHIBITS

Exhibit 1.1.1(a)        Real Property
Exhibit 1.1.1(b)        Tangible Assets
Exhibit 1.1.1(c)        Receivables
Exhibit 1.1.1(d)        Expensed Equipment
Exhibit 1.1.1(e)        Agreements, permits, approvals authorization
Exhibit 1.1.1(f)        All Orders
Exhibit 1.1.1(g)        Computer Software
Exhibit 1.1.1(h)        Information, Files, Records etc.
Exhibit 1.1.2(a)        Excluded Assets, Properties or Rights etc.
Exhibit 1.1.2(b)        Excluded Specific Tools
Exhibit 1.1.2(d)        Excluded Information Systems
Exhibit 1.1.2(d)        Excluded Patents, Trademark, Service Mark
Exhibit 1.1.2(e)        Excluded Technologies, Technical Designs or
Exhibit 1.1.2(g)        Excluded Inventory
Exhibit 1.1.2(h)        Excluded Other Assets, Properties or Rights
Exhibit 1.3(a)          Assumed Liabilities and Obligations
Exhibit 1.4.1           Interim Asset List
Exhibit 1.4.2           Particular Accounting Principles
Exhibit 1.5             Employees
Exhibit 2.2.2(a)        Legal Opinion of Purchaser
Exhibit 2.2. (b)        Legal Opinion of Seller
Exhibit 3.1.4           Defects in Real Property
Exhibit 3.1.6           Names, Positions etc. of Employees
Exhibit 3.1.9           Mortgages, liens etc.
Exhibit 3.1.13          Labour disputes or claims
Exhibit 3.2.3(a)        Implementation Plan
Exhibit 3.2.3(b)        Plan for Secure Sourcing
Exhibit 4.1.5           Insurance Policies
Exhibit 4.1.11          Separation of the Information System
Exhibit 4.2.2           Confidentiality Letter
Exhibit 5.1.5(a)        Separated Information system
Exhibit 5.1.5(b)        Principles for Information Systems Services Agreement

                                                                              35

Exhibit 5.2.4(a)        Lease Agreement for Excluded Assets
Exhibit 5.2.4(b)        Service Agreement
Exhibit 7.3             Post Closing Information System Plan
Exhibit 7.8.2           Employees Given Notice of Termination
